UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2006
ReGen Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
509 Commerce Street, East Wing
Franklin Lakes, NJ
(201) 651-5140
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 8.01. Other Events.
     ReGen Biologics, Inc. (the “Company”) provided an update indicating feedback was received from the FDA with respect to its 510(k) submission for its collagen scaffold device. In a letter, the FDA provided that the Company may submit a new 510(k) for clearance of its collagen scaffold (CS) device with modified indications for use in the meniscus. The FDA letter came in response to the Company’s appeal of the FDA’s not substantially equivalent (NSE) decision on the 510(k) premarket notification submitted to the FDA in June 2006. As a result of the discussions, the FDA upheld the NSE decision which cleared the way for a new 510(k) submission with revised indications and supported by clinical data from the U.S. multicenter trial. The Company intends to work diligently to complete pre-filing discussions with FDA staff and file the revised 510(k) submission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.
Date: November 13, 2006	By:	/s/ Brion D. Umidi
Brion D. Umidi
Senior Vice President and Chief Financial Officer